530-8th Avenue S.W., Calgary, AB T2P 3S8 Tel.: (403) 267-6800 Fax: (403) 267-6529

May 14, 2004

British Columbia Securities Commission	Office of the Administrator, New Brunswick
Alberta Securities Commission	Nova Scotia Securities Commission
Saskatchewan Securities Commission	Registrar of Securities, Prince Edward Island
The Manitoba Securities Commission	Securities Commission of Newfoundland
Ontario Securities Commission
Toronto Stock Exchange
Commission des valeurs mobilières du Québec

Dear Sirs:

Subject:          Provident Energy Trust

We confirm that the following material was sent by prepaid mail on May 13, 2004 to those registered holders of Trust Units or Exchangeable Shares of the subject Corporation and to those individuals whose names appear on the Trust's Supplemental Mailing List (as defined in the National Instrument 54-101 regarding shareholder communications).

1. First Quarter Report for the period ending March 31, 2004.

In compliance with regulations made under the Securities Act, we are providing this material to you in our capacity as trustee for the subject Trust Units.

Yours truly,

COMPUTERSHARE TRUST COMPANY OF CANADA

"Signed by"
Edward Spence
Assistant Trust Officer
Corporate Trust Department

cc: Provident Energy Trust
     Tom Buchanan